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Exhibit 23.1

Edge Petroleum Corporation
Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus (including the Prospectus Supplement) constituting a part of this Registration Statement of our report dated October 26, 2004, relating to the consolidated financial statements of Edge Petroleum Corporation as of December 31, 2003 and 2002 and for each of the three years ended December 31, 2003 appearing in the Company's report on Form 8-K filed on December 7, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP BDO Seidman, LLP

Houston, Texas
December 7, 2004

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  Exhibit 23.1